SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            Kinnard Investments, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                            KINNARD INVESTMENTS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 21, 1998


TO THE SHAREHOLDERS OF KINNARD INVESTMENTS, INC.

     The 1998 Annual Meeting of Shareholders of Kinnard Investments, Inc. will be held at the Minneapolis Convention Center, Room 211 AB, 1301 Second Avenue South, Minneapolis, Minnesota, at 3:30 p.m. (Minneapolis time) on Thursday, May 21, 1998, for the following purposes:

     1.   To set the number of members of the Board of Directors at seven (7).

     2.   To elect members of the Board of Directors.

     3. To take action on any other business that may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Shareholders for the year ended December 31, 1997.

     Only Shareholders of record as shown on the books of the Company at the close of business on April 1, 1998, will be entitled to vote at the Meeting or any adjournment thereof. Each Shareholder is entitled to one vote per share on all matters to be voted on at the Annual Meeting.

     Please note that whether you own one or many shares, it is important that your shares of Common Stock be represented at the Annual Meeting. Therefore, please complete, date and sign the enclosed form of Proxy and mail it promptly in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Gerald M. Gifford
                                          Secretary

Dated:   April 17, 1998
         Minneapolis, MN

                            KINNARD INVESTMENTS, INC.

                         Annual Meeting of Shareholders

                                  May 21, 1998

                                 PROXY STATEMENT


     The accompanying Proxy is solicited by the Board of Directors of Kinnard Investments, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held Thursday, May 21, 1998, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

     The cost of soliciting Proxies, including the preparation, assembly and mailing of the Proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit Proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the principal executive office of the Company is Kinnard Financial Center, 920 Second Avenue South, Minneapolis, Minnesota 55402.

The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to Shareholders on April 17, 1998.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed April 1, 1998, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 1, 1998, 5,963,227 shares of the Company's Common Stock, par value $.02, were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.


                             PRINCIPAL SHAREHOLDERS

     The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of April 1, 1998:

                                   Shares                             Percent
Name and Address                   Beneficially                       of
of Beneficial Owner                Owned (1)                          Class (2)
-------------------                ------------                       ---------

John G. Kinnard and                774,866  (3)                         13.0%
  Company, Incorporated
  Employee Stock Owner-
  ship Plan and Trust
920 Second Ave. S.
Minneapolis, MN 55402

William F. Farley                  485,500  (4)                          7.9%
920 Second Avenue S.
Minneapolis, MN 55402

Robert S. Spong
920 Second Avenue S.
Minneapolis, MN  55402             307,451  (5)                          5.2%

------------------------
(1) Unless otherwise indicated, each person or entity named or included in the group has sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by such person or entity.

(2) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of April 1, 1998, or within 60 days of such date are treated as outstanding only when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(3) Such shares are held in trust for the benefit of participants in the John G. Kinnard and Company, Incorporated Employee Stock Ownership Plan and Trust (the "ESOP"). The participants have voting power over shares held by the ESOP which have been allocated to their accounts, and the Trustees vote shares, if any, which have not been allocated to participants' accounts.

(4) Includes 158,000 shares which may be purchased pursuant to options and warrants which were exercisable as of April 1, 1998, or will become exercisable within 60 days of such date.

(5) Includes 117,297 shares held by Mr. Spong's wife, 12,365 shares allocated to his account under the ESOP and 72,536 shares held for Mr. Spong in the Company's 401(k) profit sharing account (over which Mr. Spong has dispositive power but not voting power).

                            MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of Common Stock beneficially owned as of April 1, 1998, by each director and nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation table, and by all directors and executive officers (including the named individuals) as a group:

                              Shares                             Percent
Name of                       Beneficially                       of
Beneficial Owner              Owned (1)                          Class (2)

William F. Farley             485,500  (3)                          7.9%
Robert S. Spong               307,451  (4)                          5.2%
Gerald M. Gifford             146,213  (5)                          2.4%
Andrew J. O'Connell           130,252  (6)                          2.2%
Stephen H. Fischer            108,142  (7)(8)                       1.8%
Hilding C. Nelson              86,015  (9)                          1.4%
Daniel R. Sass                 19,128  (10)                          *
John H. Grunewald               2,000  (8)                           *
John J. Fauth                       0  (8)                           0
Ronald A. Erickson                  0  (8)                           0
All Directors and Executive
  Officers as a Group
  (10 persons)              1,284,701  (11)                        20.6%

*Less than one per cent

(1)      See footnote (1) to preceding table.

(2)      See footnote (2) to preceding table.

(3) Includes 158,000 shares which may be purchased pursuant to options and warrants which were exercisable as of April 1, 1998, or will become exercisable within 60 days of such date.

(4) Includes 117,297 shares held by Mr. Spong's wife, 12,365 shares allocated to his account under the ESOP and 72,536 shares held for Mr. Spong in the Company's 401(k) profit sharing account (over which Mr. Spong has dispositive power but not voting power).

(5) Includes 27,100 shares which may be purchased pursuant to options which were exercisable as of April 1, 1998, or will become exercisable within 60 days of such date, 9,853 shares allocated to Mr. Gifford's account under the ESOP and 21,760 shares held for Mr. Gifford in the Company's 401(k) profit sharing account (over which Mr. Gifford has dispositive power but not voting power).

(6) Includes 33,000 shares which may be purchased pursuant to options which were exercisable as of April 1, 1998, or will become exercisable within 60 days of such date, shares allocated to the ESOP accounts of Mr. O'Connell (19,207 shares) and his wife (4,702 shares) and 45,943 shares held for Mr. O'Connell in the Company's 401(k) profit sharing account (over which Mr. O'Connell has dispositive power but not voting power). Mr. O'Connell disclaims beneficial ownership of the shares allocated to his wife's ESOP account.

(7) Includes 2,500 share options which may be purchased pursuant to options which were exercisable as of April 1, 1998 or will become exercisable within 60 days of such date.

(8) Does not includes 2,500 shares which will become purchasable by such individual on May 21, 1998 pursuant to an automatic grant under the Company's 1997 Stock Option Plan if such individual is re-elected as a director of the Company.

(9) Includes 32,500 shares which may be purchased pursuant to options which were exercisable as of April 1, 1998 or will become exercisable within 60 days of such date.

(10) Includes 9,000 shares which may be purchased pursuant to options which were exercisable as of April 1, 1998, or will become exercisable within 60 days of such date, 2,428 shares allocated to Mr. Sass' account under the ESOP and 2,000 shares held for Mr. Sass in the Company's 401(k) profit sharing plan (over which Mr. Sass has dispositive power but not voting power).

(11) Includes 262,100 shares which may be purchased pursuant to options and warrants which were exercisable as of April 1, 1998, or will become exercisable within 60 days of such date, 48,555 shares allocated to accounts under the ESOP, and 142,239 shares held in the Company's 401(k) profit sharing plan (over which participants have dispositive power but not voting power).


                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors shall be not less than the minimum required by law (which is one) and that in accordance with such requirement the number of directors to be elected for the ensuing year shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven and that seven directors be elected. Unless otherwise instructed, the Proxies will be so voted.

     Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     In the absence of other instructions, the Proxies will be voted for each of the following individuals. If elected, such individuals will serve until the next annual meeting of shareholders or until their successors shall be duly elected and shall qualify. All of the nominees are members of the present Board of Directors. Hilding C. Nelson, who has served as Chairman of the Board since October 1995, has advised the Company he does not wish to stand for re-election. If, prior to the Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Board of Directors. Alternatively, the Proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

                  Current Position(s) Principal Occupation(s)        Director
Nominee     Age   With Company        During Past Five Years         Since

William F.  54    Chief Operating     Chief Operating Officer        April 1997
Farley            Officer and         of the Company and President
                  Director            and Chief Executive Officer
                                      of the Company's subsidiary,
                                      John  G. Kinnard and Company,
                                      Incorporated ("JGK") since
                                      April 1997. From April 1996
                                      to April 1997, private
                                      investor.  From March 1990
                                      to April 1996, Vice Chairman
                                      of First Bank System.

Robert S.   63    Director            Senior Vice President of JGK.    May 1981
Spong

Stephen H.  54    Director            Independent investor since      February
Fischer                               February 1998. Chief               1991
                                      Executive Officer (from
                                      March 1992 to February 1998)
                                      and President and Chief
                                      Financial Officer (from August
                                      1986 to February 1998)
                                      of PrimeVest Financial
                                      Services, Inc.("PFS"), a
                                      subsidiary of ReliaStar
                                      Financial Corporation.
                                      Treasurer of the Company
                                      from February 1993 to
                                      November 1996.

Andrew J.   43    Director            Investment Executive with       July 1994
O'Connell                             JGK since 1978. Senior Vice
                                      President of JGK since
                                      May 1992.

John J.     52    Director            President and Chief             July 1997
Fauth                                 Executive Officer of The
                                      Churchill Companies, a
                                      private investment company,
                                      since 1982.

John H.     61    Director            Independent investor since    January 1998
Grunewald                             January 1997. From September
                                      1993 to January 1997, Chief
                                      Financial Officer of Polaris
                                      Industries, a manufacturer of
                                      recreational vehicles.
                                      From July 1976 to June 1993,
                                      Chief Financial Officer of
                                      Pentair, Inc., a diversified
                                      industrial manufacturer.
                                      Also, a director of the following
                                      public companies: Nash Finch
                                      Company and Advantage Learning
                                      Systems, Inc.

Ronald A.   61    Director            President since 1970 of       January 1998
Erickson                              Holiday Companies, a private
                                      business entity owning and
                                      operating gasoline/convenience
                                      stores, supermarkets, sporting
                                      goods stores and wholesale
                                      food distribution businesses.
                                      Also a director of Carriage
                                      Services, Inc.

Board and Committee Meetings

     The Board of Directors has the following Committees: Compensation, Nominations and Audit. The Compensation Committee reviews and recommends compensation for officers and directors of the Company and administers the Company's employee stock plans. During fiscal 1997 such Committee, which consisted of Messrs. Hilding C. Nelson, and Stephen H. Fischer, met six times. The Audit Committee reviews with the Company's independent accountants the annual financial statements and the results of the annual audit. During fiscal 1997 such Committee also consisted of Messrs. Fischer and Nelson and met four times. The Nominations Committee, which reviews and recommends nominations of candidates for director, consisted of Messrs. Farley and Nelson during fiscal 1997. The Committee did not hold any formal meetings during 1997, although Committee members met informally several times. The Nominations Committee is engaged in a search for additional outside directors. The Nominations Committee will consider qualified nominees recommended by Company shareholders. Such recommendations should be submitted in writing to the Secretary of the Company and should include a biography of the nominee.

     During fiscal 1997, the Board of Directors held seven meetings. Each incumbent director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on committee(s)) of the Board and of committee(s) of which he was a member.

Directors Fees

     Under current compensation plans, the Company pays the directors who are not employees of the Company or a subsidiary, for their services as directors of the Company, the sum of $750 per month plus $500 per regular board meeting and $250 per special board and each committee meeting attended.

     Under the Company's 1997 Stock Option Plan, each nonemployee director receives, upon election or re-election to the Board by the shareholders, an option to purchase 2,500 shares of the Company's Common Stock at a price equal to the fair market value of the Company's Common Stock as defined in the Plan. On May 20, 1997 the Company granted options to purchase 2,500 shares, at an option price of $5.98 per share, to Messrs. Nelson and Fischer, who were re-elected as directors at the 1997 annual meeting of shareholders.

     Since October 1995, Hilding C. Nelson has served as Chairman of the Board, for which he has been paid the regular outside director fees described above and additional compensation based on time expended on Company business. In 1997 Mr. Nelson's aggregate cash compensation as a director was $151,043.


Certain Relationships and Related Transactions

     (a) Andrew J. O'Connell and Robert S. Spong, directors of the Company, are employees of JGK. They earned in 1997 commissions, bonuses and other compensation and benefits from JGK, on the same bases and under the same policies as other employees, in the aggregate amounts of $691,177 and $155,967, respectively.

     (b) Certain directors and officers of the Company (and members of the immediate families of such persons) maintain margin accounts with JGK and have margin account indebtedness outstanding from time to time. All such indebtedness is incurred in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

     (c) On April 7, 1997 the Company entered into a Subscription and Purchase Agreement with William F. Farley whereby Mr. Farley purchased 325,000 Units of securities of the Company for $1,706,250 or $5.25 per Unit, each Unit consisting of one share of Common Stock of the Company and a warrant to purchase an additional share at a price of $6.00 per share. The fair market value of a share of the Company's Common Stock on such date was $5.00 per share. The warrants issued become exercisable as to 125,000 on December 31, 1997 and as to 200,000 on December 31, 1998 and expire on April 6, 2002. The Agreement provides Mr. Farley certain participatory and demand registration rights exercisable on or after April 7, 2000.

     On April 7, 1997 the Company also entered into an employment agreement with William F. Farley pursuant to which he was elected President, Chief Executive Officer and Chairman of the Board of Directors of JGK and Chief Operating Officer and a director of the Company. The Agreement will expire December 31, 1999 subject to annual one-year extensions if notice of termination is not given by either party six months prior to an expiration date. Mr. Farley is to be paid base salary at a rate of $250,000 per annum in 1997 and 1998. For 1997, Mr. Farley was guaranteed a minimum bonus of $280,000 and is guaranteed a minimum bonus for 1998 of $250,000. For 1999 and any extension years, his base salary and bonus is to be subject to a plan to be adopted by the Board of Directors. In addition, Mr. Farley will participate in all Company and JGK employee benefit plans and be reimbursed for certain expenses. In addition, the Company has loaned Mr. Farley $95,000 in exchange for a non-interest bearing promissory note which is due at the termination of his employment.

     Mr. Farley's agreement contains provision for payments to him in the event of his termination of employment with the Company and JGK for certain reasons. If he is terminated by the Company without "cause" or resigns for "good reason," as such terms are defined in the agreement, he will be paid his base salary, bonus and benefits for the balance of the term of the agreement. In addition, he will be paid his base salary and a bonus equal to two times his base salary, for an additional 12 months. Further, Mr. Farley will become vested in all stock options, benefits and perquisites to which he would have been entitled to receive had he remained through the term of the agreement.

     In connection with his employment, Mr. Farley was granted an incentive stock option and a non-qualified stock option, each a ten year option for 82,500 shares, vesting at the rate of 20% on December 31 of each year 1997 through 2001 and exercisable at a price of $6.00 per share. In the event of the termination of his employment other than for cause or good reason, and in the event of a change of control of the Company, all of Mr. Farley's options will become fully vested.

     In the event of a "change of control" in the Company, as defined in the employment agreement, vesting of Mr. Farley's stock options will accelerate and he will be entitled to payment to cover all base salary, bonuses, benefits and perquisites that he would receive if he were to remain employed for an additional 36 months at his then current base salary, with his annual bonus calculated at two times his current base salary. The payment will not be made during any month following the change of control in which he continues in the employment of the Company. If the change of control is not initiated by the Company, payments to Mr. Farley will be grossed up to adjust for the impact of any excise tax imposed on amounts exceeding limits under the Internal Revenue Code.

     Mr. Farley is subject to confidentiality restrictions under the terms of his employment agreement and may not compete with the Company or its subsidiaries for the longer of the period one year after his termination of employment or until December 3, 1999.

     (d) In October 1996, the Company entered into a Deferred Compensation Agreement with Stephen H. Fischer in connection with the Company's sale of PrimeVest Financial Services, Inc., which provides for the payment to Mr. Fischer of the sum of $100,000 plus interest at a rate equal to Prime plus one point on the earlier of (i) January 4, 1999, (ii) within 60 days after a "change of control" as defined in such Agreement or (iii) Mr. Fischer's death.


                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors during fiscal 1997 was composed of an outside director, Stephen H. Fischer, and a second director, Hilding C. Nelson, who also served as Chairman of the Board during 1997. The Committee is responsible for developing and making recommendations to the Board with respect to the compensation to be paid to the Chief Executive Officer of the Company and to the other principal executive officers of the Company and its operating subsidiary, JGK.

     Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual cash bonuses, long-term incentive compensation in the form of stock options, and various benefits, including participation in the Company's pension plan and employee stock ownership plan ("ESOP"), both of which are generally available to all employees of the Company and have contribution formulas which are related to the Company's performance and vesting schedules which reward long-term service to the Company.

     The Company has followed a policy of paying annual base salaries which are less than the industry's average as reported by the Securities Industry Association and relying on annual cash bonuses and long-term incentive compensation to retain executive officers. The Compensation Committee believes long-term incentives enhance the concept of ownership which emphasize profits and directly ties executive compensation to shareholder value. Annual cash bonuses and long-term stock option incentives are tied to the profitability of the Company and are not awarded if the Company fails to achieve a profitable year or if goals are not met.

     Compensation. The Company has continued the compensation policies and practices which have included moderate increases during profitable periods and reductions during unprofitable periods. Base salaries of some officers were increased in 1997 to reflect individual performance and responsibilities.

     Contributions to the Company's pension plan and ESOP are determined for executive officers on the same basis as for all other employees. Annual contributions to the pension plan are made at the rate of 5% of total compensation paid during the year subject to IRS limitations. Contributions to the ESOP are made at the discretion of the Company's Board of Directors. No contribution was made to the ESOP for calendar year 1997.

     The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. Some executive officers of the Company participate in the Company's employee stock purchase plan which is also generally available to all employees and to which the Company does not contribute. The amount of perquisites allowed to executive officers, as determined in accordance with the rules of the Securities and Exchange Commission, did not exceed 10% of salary for 1997.

     Chief Executive Officer Compensation. In April 1997 William F. Farley was employed as President, Chief Executive Officer and Chairman of the Board of JGK and Chief Operating Officer of the Company. Mr. Farley was paid during 1997 pursuant to the terms of his employment contract.

                                          Stephen H. Fischer
                                          Hilding C. Nelson
                                          Members of the Compensation Committee

Summary Compensation Table

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by each of the Company's executive officers whose salary and bonus compensation exceeded $100,000 for fiscal 1997.


                                                                              Long Term
                                                                             Compensation
                                                                             ------------
                                               Annual Compensation              Awards
                                             ------------------------        ------------
                                                                             Securities
                                                                             Underlying           All Other
Name and Principal            Fiscal                                           Options          Compensation
Position                       Year          Salary($)(1)   Bonus ($)         /SARs (#)              ($)
------------------            ------        ----------     ---------         ---------          ------------
William F. Farley, Chief       1997           185,577        280,000           165,000                   0
Operating Officer of KII
and President and Chief
Executive Officer of JGK

Gerald M. Gifford,             1997           160,399          7,500               -0-               8,662(2)
Secretary of KII and           1996           137,685        221,913            15,000              15,928
Executive Vice                 1995            93,220        166,501            10,000              12,638
President of JGK

Daniel R. Sass,                1997            85,002         18,750               -0-               5,708(3)
Treasurer of KII and of        1996            75,012         95,000             5,000              15,928
JGK                            1995            56,448         84,590             2,500              10,977

------------------------
1        Includes commission income.
2        Amount reflects Company contributions to the Pension Plan and ESOP of $8,000 and $662, respectively.
3        Amount reflects Company contributions to the Pension Plan and ESOP of $5,188 and $520, respectively.



Option/SAR Grants During 1997 Fiscal Year

     The following options were granted to the named executive officers during fiscal 1997 based on the achievement of performance objectives for fiscal 1996. The Company has not granted any stock appreciation rights.



                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                                Annual Rates of
                                                                                                  Stock Price
                                                                                                Appreciation for
                                    Individual Grants                                              Option Term
---------------------------------------------------------------------------------              -------------------
                         Number of
                        Securities    Percent of Total
                        Underlying      Options/SARs
                       Options/SARs      Granted to       Exercise or
                          Granted         Employees       Base Price      Expiration
Name                       (#)         in Fiscal Year       ($/Sh)            Date           5% ($)         10% ($)
----                      -------      --------------      ---------      ----------       ---------     ------------
Gerald M. Gifford         15,000(1)          3.1%              5.98         2/5/02           24,782            54,763

Daniel R. Sass             5,000(1)          1.0%              5.98         2/5/02            8,261            18,254

William F. Farley        165,000(2)         33.8%              6.00         4/6/07          622,606         1,577,805

1 Option was granted on February 5, 1997, and was immediately exercisable on the date of grant.

2 Options  were  granted  on  April 7,  1997,  and vest at a rate of 20% per year beginning December 31, 1997.




Option/SAR Exercises During 1997 Fiscal
Year and Fiscal Year End Option/SAR Values

     The following table provides information related to options exercised by the named executive officers during the 1997 fiscal year and the number and value of options held at fiscal year end.


                                                                                                      Value of
                                                                                 Number of          Unexercised
                                                                                Unexercised         In-the-Money
                                                                              Options/SARs at     Options/SARs at
                                                                                 FY-End (#)          FY-End ($)
                                       Shares Acquired         Value            Exercisable/        Exercisable/
Name                                   on Exercise (#)      Realized ($)       Unexercisable       Unexercisable(1)
----                                   ---------------      ------------       -------------       --------------
Gerald M. Gifford                             0                 N/A            27,100/0            51,121/0
Daniel R. Sass                                0                 N/A             9,000/0            16,944/0
William F. Farley                             0                 N/A            33,000/132,000      33,000/132,000

1 Based on the difference  between the closing price of the Company's  Common Stock as reported by Nasdaq at fiscal year end and the option exercise price.


Stock Performance Chart

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1997 with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Financial Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



                            Dec              Dec               Dec              Dec               Dec
                            1993             1994              1995             1996              1997

Kinnard Investments        102.49            40.53             79.14            125.54           152.83
Nasdaq Composite           114.80           112.21            158.70            195.19           239.53
Nasdaq Financial           116.23           116.50            169.67            217.50           333.81



                          INDEPENDENT PUBLIC ACCOUNTANT

     On June 30, 1997, the Company dismissed Deloitte & Touche, LLP ("Deloitte") as its independent auditor. Deloitte's reports on the Company's financial statements for the prior two years had not contained any adverse opinion or disclaimer of opinion, or been qualified or modified as to uncertainty, audit scope or accounting principles. The dismissal of Deloitte was recommended by the Audit Committee and approved by the Board of Directors of the Company.

     During the Company's two most recent fiscal years and the subsequent interim period preceding Deloitte's dismissal, there were no disagreements between the Company and Deloitte regarding any matter of the Company's accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

     The Company dismissed Deloitte as its auditor because, in the Company's view, the filing of a class action lawsuit against the Company involving a company whose financial statements were audited by Deloitte may impair, or may be perceived by others as impairing, Deloitte's independence with respect to future services to the Company.

     KPMG Peat Marwick LLP has been selected by the Board of Directors as the Company's independent auditor for the current fiscal year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at such meeting to respond to appropriate questions from the Company's shareholders.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to Insiders were complied with.


                              SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the annual meeting in calendar year 1999 must be received by the Company by December 18, 1998, to be includable in the Company's proxy statement and related proxy for the 1999 annual meeting.

                                 OTHER BUSINESS

     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

                          ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, including its Report on Form 10-K filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.


Dated:   April 17, 1998
         Minneapolis, MN

                            KINNARD INVESTMENTS, INC.
                            PROXY FOR ANNUAL MEETING
                                  May 21, 1998



     The undersigned hereby appoints WILLIAM F. FARLEY and GERALD M. GIFFORD, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of the Common Stock of Kinnard Investments, Inc. registered in the name of the undersigned at the 1998 Annual Meeting of Shareholders of the Company to be held at the Minneapolis Convention Center, Room 211 AB, 1301 Second Avenue South, Minneapolis, Minnesota, at 3:30 p.m., Minneapolis time, on May 21, 1998, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Meeting.

     The Board of Directors recommends that you vote FOR each proposal.

     1.       Set the number of directors at seven (7).

              [   ]  FOR              [   ]  AGAINST        [   ]  ABSTAIN

     2.       Elect  directors.  (Nominees:  W. Farley,  R. Spong,  S. Fischer,
              A.  O'Connell,  J.  Grunewald, J. Fauth, R. Erickson)

              [   ] FOR all nominees  listed         [ ] WITHHOLD  AUTHORITY to
                    above (except those whose            vote for all nominees
                    names have been written              listed above
                    on the line below)

             ------------------------------------------------------

     3. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                          Date_____________________, 1998



                                          -------------------------------------


                                          -------------------------------------
                                          PLEASE DATE AND SIGN ABOVE exactly as
                                          name appears at the left, indicating,
                                          where proper, official position or
                                          representative capacity.  For stock
                                          held in joint tenancy, each joint
                                          owner should sign.